UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 26, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of U.S. Auto Parts Network, Inc. (the “Company”) established the 2013 annual base salaries for certain of the Company’s officers identified on Exhibit 99.1 to this Current Report (collectively, the “Officers”). The 2013 base salaries for the Officers, which became effective on December 30, 2012, are listed in Exhibit 99.1 to this report and are incorporated herein by reference.

In addition, on February 26, 2013, the Compensation Committee established the target discretionary bonuses for the Officers for 2013, which also are set forth on Exhibit 99.1 to this Current Report and are incorporated herein by reference. The bonuses are payable at the discretion of the Compensation Committee and, for Messrs. Evangelist and Robson, are based upon the Company’s achievement of financial thresholds related to adjusted EBITDA and capital expenditures, and for Messrs. Akhavan, Coleman and Fischer, are based upon the Company’s achievement of financial thresholds related to adjusted EBITDA, capital expenditures and specified retention thresholds.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	2013 Base Salaries and Target Discretionary Bonuses

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2013	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ BRYAN P. STEVENSON
Bryan P. Stevenson
VP, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	2013 Base Salaries and Target Discretionary Bonuses